HAMPSHIRE GROUP, LIMITED
STOCK SYMBOL:  HAMP                                 FOR IMMEDIATE RELEASE

CONTACT:     CHARLES W. CLAYTON
PHONE:          (864) 231-1211
FACSIMILE:  (864) 225-1215

          Hampshire Group, Limited Appoints New Chief Financial Officer

Anderson, SC, April 4, 2006 - Hampshire Group, Limited today announced the appointment of Jonathan W. Norwood as the company's Chief Financial Officer and Vice President effective April 1, 2006. Charles W. Clayton, who has served as Chief Financial Officer from 1983 through 2000 and 2004 until the present, will continue with Hampshire Group in his role as Executive Vice President and Treasurer.

Mr. Norwood was formerly with the Liberty Corporation as the Controller and served as a member of the management team from 2001 until its acquisition by Raycon Media, Inc. on January 31, 2006. Prior to working for the Liberty Corporation, he was Chief Financial Officer of TeamVest, LLC. Mr. Norwood began his accounting career with Ernst & Young, LLP in 1991 and became a certified public accountant in 1994.

Commenting on appointment, Ludwig Kuttner, Chairman and Chief Executive Officer of Hampshire Group, said, "We are please to have an executive like Jonathan Norwood join the Hampshire team. He brings a wealth of professional knowledge and experience which will help to grow the Company."

Hampshire Group, Limited is a diversified apparel company, believed to be the largest supplier of sweaters in North America and a leading supplier of related separates.
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          "Cautionary Disclosure Regarding Forward-Looking Statements"
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings which attempt to advise interested parties of the factors which affect the Company's business.